Exhibit 32.1

Innovative Industrial Properties, Inc.

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Innovative Industrial Properties, Inc. (the "Company") for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Smithers, Chief Executive Officer, President and Director of the Company, and I, Catherine Hastings, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 24, 2022

/s/ Paul Smithers

Paul Smithers

Chief Executive Officer, President and Director

/s/ Catherine Hastings

Catherine Hastings

Chief Financial Officer and Treasurer